MOBILE GAMING INTERNATIONAL CORP.

SUBSCRIPTION AGREEMENT

TO:         _________________________________

                I hereby agree to become a shareholder of Mobile Gaming International Corp., a Nevada corporation (the “Company”), and to purchase the number of Shares of the Company (the “Shares”), as set forth above my signature hereto at a purchase price of $0.01 U.S. per Share.

                Simultaneously with the execution and delivery hereof, I am transmitting a certified or bank check, money order, personal check, or bank wire to the order of Mobile Gaming International Corp., representing the payment for my agreed subscription. It is understood that this Subscription Agreement is not binding on the Company unless and until it is accepted by it, as evidenced by the execution indicated below. I further understand that in the event this Subscription Agreement is not accepted as herein above set forth, then the funds transmitted herewith shall be returned and thereupon this Subscription Agreement shall be null and void.

                This Subscription Agreement shall be construed in accordance with and governed by the internal laws of the State of Nevada.

                I make the following representations and warranties:

1.                I am a resident of the State or Province of ______________________________.                             ________

                                                                                                (Print name of state or province)                      (Initials)

2.             I UNDERSTAND THAT THE OPERATIONS IN WHICH THE COMPANY WILL BE INVOLVED ENTAIL MATERIAL AMOUNTS OF RISK AND THAT THERE IS NO ASSURANCE THAT SUCH OPERATIONS WILL BE SUCCESSFUL.

                                                                                                                                                                        ________

                                                                                                                                                                                (Initials)

3.             I have sufficient assets to easily pay my subscription to the Company, and my subscription to the Company is not unreasonably large when compared with my total financial capability.

                                                                                                                                                                                _________

                                                                                                                                                                                (Initials)

4.             I have been provided with all materials and information requested by either me, my counsel, or others representing me, including any information requested to verify information furnished, and there has been direct communication between you and your representatives on the one hand, and me and my representatives and advisor(s) (if any) on the other in connection with the information supplied to me and otherwise requested and the terms of the transaction described therein. There has been made available to both myself and my advisors the opportunity to ask questions of, and receive answers from the Company and its directors, officers, employees and representatives concerning the terms and conditions of this offering and to obtain any additional information desired necessary to verify the accuracy of the information provided.

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                                                                                                                                                         (Initials)

  I have been provided a copy of the Company’s Prospectus, which has been filed with the United States Securities and Exchange Commission. I have had an opportunity to review the Prospectus, and ask management of Mobile Gaming International Corp. questions with regard to the business and matters contained therein.

_______

(Initials)

MOBILE GAMING INTERNATIONAL CORP. PROSPECTUS SUBSCRIPTION AGREEMENT

6.             In connection with the offer to me of the Shares, I utilized the services and advice of the following attorney, accountant or other advisor. If an advisor was used, fill out the information below:

a.             Name of Advisor: _____________________________________________________________

b.             Position or Occupation: ________________________________________________________

c.             Business Address: ____________________________________________________________

d.             Telephone: (_____)____________________________________________________________

7.             I hereby subscribe for _______________________Shares ($0.01 U.S. per Share) and herewith submit a check in the amount of $____________U.S., payable to Mobile Gaming International Corp.

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                                                                                                                                                                                (Initials)

IN WITNESS WHEREOF, I have executed this Subscription Agreement this _____day of ______________, 20___.

______________________________________

Name (Please Print)

______________________________________

Signature

______________________________________

Social Security, Social Insurance or Tax Identification Number

(Note: Subscribers must  supply their principal residence  address. Subscriptions cannot be accepted if this is not filled in.)

Principal Residence Address of Purchaser

______________________________________

Street Address

______________________________________

City & State/Province         Zip or Postal Code

This Subscription for ______________ Shares is hereby accepted this ____ day of _____________, 20___.

MOBILE GAMING INTERNATIONAL CORP.

BY:______________________________

Authorized signatory